EXHIBIT 16.1


June 4, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Re; Commission File No. 000-31653 95

Dear Sirs/Madams:

We have read Item 4 of Enhance Biotech Inc.'s Form 8-K dated June 4, 2004 and we agree with the statements made therein.


Yours truly,



/s/ Farber & Hass LLP
Camarillo, California